Exhibit 99.1

Conference Call Thursday, March 3, 2016 at 4:30 p.m. ET, Dial-In (877) 201-0168 (ID# 23480879)

XO Group Reports Fourth Quarter and Full Year 2015 Financial Results;

- Revenue excluding merchandise operations increased 12.0% in the fourth quarter and 10.2% year-over-year

- Fourth quarter GAAP loss per share was $(0.09)

- Fourth quarter NON-GAAP earnings per share were $0.11

NEW YORK, March 3, 2016 - XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), the premier consumer internet and media company dedicated to guiding people through transformative life stages from getting married, moving in together, and having a baby, today reported financial results for the three months and full year ended December 31, 2015.

Total revenue for the fourth quarter of 2015 was $38.1 million, up 2.9% compared to the same period in the prior year. Excluding revenue from the Merchandise operations, a business that was exited during the first quarter of 2015, fourth quarter revenue increased 12.0% compared to the prior year. Net loss for the quarter was $(2.2) million or $(0.09) per share compared to a loss per share of $(0.16) in the prior year quarter. Non-GAAP earnings per share for the quarter were $0.11 compared to $0.06 in the prior year quarter. The Company’s balance sheet at December 31, 2015 reflects cash and cash equivalents of $88.5 million compared to $90.0 million at December 31, 2014. During the fourth quarter of 2015, the Company paid $6.1 million to acquire the remaining ownership interests in GigMasters.com Incorporated (“GigMasters”). Prior to the acquisition, the Company owned 28.7% of GigMasters, on a fully diluted basis.

"Thanks to the commitment and grit of our team, and the support of our investors, we achieved our goals of delivering best-in-class digital products, increasing the growth rates of our core media businesses, and significantly accelerating the growth of our transactional revenue streams.  We are excited to continue to execute the plan we have committed to our shareholders in the years ahead, "said Mike Steib, Chief Executive Officer.

“For the year, we delivered a solid financial performance, including recognizing over $100 million of online advertising revenue and adjusted EBITDA of $29 million, both of which are the highest in our company’s history. These results come on top of our continued investment in our longer-term initiatives,” said Gillian Munson, Chief Financial Officer.

Long-Term Financial Targets

The Company is reiterating its long-term financial targets of double digit revenue growth rates, gross margins of approximately 90-95%, and adjusted EBITDA margins of at least 20%.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net revenue:
National online advertising	$10,545	$8,679	$35,764	$30,456
Local online advertising	17,481	15,348	65,941	59,093
Online advertising	$28,026	$24,027	$101,705	$89,549
Transactions	3,434	1,982	14,700	10,370
Merchandise	—	3,007	878	15,908
Publishing and other	6,686	8,040	24,361	27,837
Total net revenue	38,146	37,056	141,644	143,664
Cost of revenue:
Online advertising	647	433	2,235	1,770
Merchandise	—	2,808	881	10,914
Publishing and other	2,189	2,591	7,271	8,511
Total cost of revenue	2,836	5,832	10,387	21,195
Gross profit	35,310	31,224	131,257	122,469
Operating expenses:
Product and content development	11,051	9,546	40,351	35,820
Sales and marketing	11,737	11,724	43,420	44,330
General and administrative	6,345	6,839	24,440	25,617
Asset impairment charges	245	836	266	836
Depreciation and amortization	1,517	1,576	5,544	6,969
Total operating expenses	30,895	30,521	114,021	113,572
Income from operations	4,415	703	17,236	8,897
Loss in equity interests	729	11	520	(232)
Interest and other income (expense), net	(3,972)	(1,795)	(4,023)	(1,740)
Income before income taxes	1,172	(1,081)	13,733	6,925
Income tax expense	3,330	2,912	8,269	6,463
Net income	$(2,158)	$(3,993)	$5,464	$462
Net income per share:
Basic	$(0.09)	$(0.16)	$0.22	$0.02
Diluted	$(0.09)	$(0.16)	$0.21	$0.02
Weighted average number of shares used in calculating net earnings per share:
Basic	25,174	25,363	25,164	25,210
Diluted	25,174	25,363	25,530	25,589

XO GROUP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$88,509	$89,955
Accounts receivable, net	20,475	15,785
Deferred tax assets, net	—	3,052
Prepaid expenses and other current assets	5,341	4,696
Total current assets	114,325	113,488
Long-term restricted	2,598	2,600
Property and equipment, net	13,251	15,125
Intangible assets, net	4,817	1,687
Goodwill	47,396	41,871
Deferred tax assets, net	11,578	13,110
Investments	2,719	5,501
Other assets	57	200
Total assets	$196,741	$193,582
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,163	$12,463
Deferred revenue	18,640	16,236
Total current liabilities	30,803	28,699
Deferred rent	4,486	5,167
Other liabilities	1,985	1,790
Total liabilities	37,274	35,656
Stockholders’ equity:
Preferred stock	—	—
Common stock	264	267
Additional paid-in-capital	173,564	171,951
Accumulated other comprehensive income	—	35
Accumulated deficit	(14,361)	(14,327)
Total stockholders’ equity	159,467	157,926
Total liabilities and stockholders’ equity	$196,741	$193,582

XO GROUP INC.

NON-GAAP TABLE

For the Years Ended December 31, 2015 and 2014

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

Years Ended December 31,
2015					2014
GAAP	Non-GAAP				GAAP	Non-GAAP
Net Income	Adj.	Adj. Net Income	Adj.	Adj. EBITDA	Net Income	Adj.	Adj. Net Income	Adj.	Adj. EBITDA
$5,464	$5,137	$10,601	$18,871	$29,472	$462	$6,064	$6,526	$18,076	$24,602

	4,000	[a]	7,067	[f]		2,400	[k]	6,969	[h]
	434	[b]	5,992	[g]		2,087	[l]	6,139	[g]
	266	[c]	5,544	[h]		1,639	[e]	4,824	[f]
	(765)	[d]	245	[i]		530	[c]	232	[i]
	1,202	[e]	23	[j]		(592)	[m]	(88)	[j]

	$5,137		$18,871			$6,064		$18,076

Amounts per Share - Diluted

$0.21	$0.21	$0.42			$0.02	$0.24	$0.26

Weighted Average Number of Shares Outstanding - Diluted

25,530	25,530	25,530			25,589	25,589	25,589

(a)	To eliminate Touch Media impairment expense, included in Interest and other income (expense), net.
(b)	To eliminate costs associated with the exit of our merchandising operations, including (i) severance of approximately $0.2 million recorded in general and administrative and (ii) rent acceleration and other closure costs of $0.2 million recorded in sales and marketing.
(c)	To eliminate impairment charges included in Asset Impairment Charges.
(d)	To eliminate a gain on our existing equity method investment in GigMasters, included in Gain (Loss) in Equity Interests.
(e)	To adjust income tax expense to our effective tax rate, excluding discrete items, of 40.0% and 42.5%, for the years ended December 31, 2015 and 2014, respectively.
(f)	To eliminate adjusted income tax expense.
(g)	To eliminate stock-based compensation expense.
(h)	To eliminate depreciation and amortization expense.
(i)	To eliminate (gain)loss in equity interests.
(j)	To eliminate interest and other income, net.
(k)	To eliminate costs associated with the exit of our merchandise and Ijie operations, including (i) $1.8 million loss on the disposition of our Ijie operations, included in Interest and Other Income (Expense), net, (ii) severance of approximately $0.3 million related to the closure of our merchandise operations and (iii) asset impairment charges of approximately $0.3 million. Of the total severance charges, $26,000 was recorded in product and content development, $179,000 in sales and marketing and $60,000 in general and administrative.
(l)	To eliminate executive separation and severance charges, including (i) separation payments for certain executive officers and (ii) severance charges for the employees in our Los Angeles office. Of the total executive separation and severance charges, $0.4 million was recorded in product and content development, $0.5 million in sales and marketing and $1.2 million in general and administrative.
(m)	To eliminate a favorable adjustment for foreign value-added tax ("VAT"), interest and penalties of $0.6 million, included in general and administrative.

XO GROUP INC.

NON-GAAP TABLE

For the Quarters Ended December 2015 and 2014

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

Quarters Ended December 31,
2015					2014
GAAP	Non-GAAP				GAAP	Non-GAAP
Net Income	Adj.	Adj. Net Income	Adj.	Adj. EBITDA	Net Income	Adj.	Adj. Net Income	Adj.	Adj. EBITDA
$(2,158)	$4,949	$2,791	$5,126	$7,917	$(3,993)	$5,478	$1,485	$4,321	$5,806

	4,000	[a]	1,861	[f]		2,400	[k]	1,576	[h]
	—	[b]	1,740	[g]		733	[l]	1,692	[g]
	245	[c]	1,517	[h]		1,815	[e]	1,097	[f]
	(765)	[d]	36	[i]		530	[c]	(11)	[i]
	1,469	[e]	(28)	[j]		—	[m]	(33)	[j]

	$4,949		$5,126			$5,478		$4,321

Amounts per Share - Diluted

$(0.09)	$0.20	$0.11			$(0.16)	$0.22	$0.06

Weighted Average Number of Shares Outstanding - Diluted
Basic	Diluted				Basic	Diluted
25,174	25,538	25,538			25,363	25,821	25,821

(a)	To eliminate Touch Media impairment expense, included in Interest and other income (expense), net.
(b)	To eliminate costs associated with the exit of our merchandising operations, including (i) severance of approximately $0.2 million recorded in general and administrative and (ii) rent acceleration and other closure costs of $0.2 million recorded in sales and marketing.
(c)	To eliminate impairment charges included in Asset Impairment Charges.
(d)	To eliminate a gain on our existing equity method investment in GigMasters, included in Gain (Loss) in Equity Interests.
(e)	To adjust income tax expense to our effective tax rate, excluding discrete items, of 40.0 and 42.5%, for the years ended December 31, 2015 and 2014, respectively.
(f)	To eliminate adjusted income tax expense.
(g)	To eliminate stock-based compensation expense.
(h)	To eliminate depreciation and amortization expense.
(i)	To eliminate (gain)loss in equity interests.
(j)	To eliminate interest and other income, net.
(k)	To eliminate costs associated with the exit of our merchandise and Ijie operations, including (i) $1.8 million loss on the disposition of our Ijie operations, included in Interest and Other Income (Expense), net, (ii) severance of approximately $0.3 million related to the closure of our merchandise operations and (iii) asset impairment charges of approximately $0.3 million. Of the total severance charges, $26,000 was recorded in product and content development, $179,000 in sales and marketing and $60,000 in general and administrative.
(l)	To eliminate executive separation and severance charges, including (i) separation payments for certain executive officers and (ii) severance charges for the employees in our Los Angeles office. For the three months ended December 31, 2014, of the total executive separation and severance charges, $0.3 million was recorded in product and content development, and $0.4 million in general and administrative.
(m)	To eliminate a favorable adjustment for foreign value-added tax ("VAT"), interest and penalties of $0.6 million, included in general and administrative.

XO GROUP INC.

SUPPLEMENTAL DATA TABLES (UNAUDITED)

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$8,989	$8,462	$20,548	$20,015
Less: capital expenditures	(772)	(1,095)	(3,549)	(5,068)
Free cash flow	$8,217	$7,367	$16,999	$14,947

TheKnot.com Local Online Advertising Metrics	Q4 2015	Q4 2014
Vendor Count(a)	24,340	22,694
Retention Rate(a);(b)	73.8%	78.3%
Avg. Revenue/Vendor(a)	$2,628	$2,527
Vendor Count at End of Period	25,106	24,764

(a)	Calculated on a trailing twelve-month basis.
(b)	Previously disclosed as churn rate. Retention rate calculated as one less churn rate.

Stock Based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three and twelve months ended December 31, 2015 and 2014, as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(In Thousands)
Product and content development	$546	$569	1,817	2,020
Sales and marketing	372	468	1,384	1,533
General and administrative	822	655	2,791	2,586
Total stock-based compensation	$1,740	$1,692	$5,992	$6,139

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Thursday, March 3, 2016, to discuss its fourth quarter and full year 2015 financial results. Participants should dial (877) 201-0168 and use Conference ID# 23480879 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and enjoy life's biggest moments, together. Our family of multi-platform brands guide people through transformative lifestages, from getting married to moving in together and having a baby. Our brands include The Knot, the number one wedding planning resource, The Bump, a leading pregnancy and parenting brand, and The Nest, the hip guide to all things home for new couples. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our transactions business is dependent on third party participants, whose lack of performance could adversely affect our results of operations, (iii) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (iv) we may be unable to develop solutions that generate revenue from advertising and other services delivered to mobile phones and wireless devices, (v) our businesses could be negatively affected by changes in Internet search engine algorithms, (vi) intense competition in our markets may adversely affect revenue and results of operations, (vii) we may be subject to legal liability associated with providing online services or content, (viii) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (ix) we are subject to payments-related risks, (x) we cannot assure you that our publications will be profitable, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “U.S. GAAP”), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude, if applicable: (1) income tax expense (benefit), (2) depreciation and amortization, (3) stock-based compensation expense, (4) asset impairment charges, (5) loss in equity interests, (6) interest and other income (expense), net and (7) other items affecting comparability during the period.

•	Adjusted net income represents GAAP net income (loss), adjusted for items that impact comparability for incremental or unusual costs incurred in the current period, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) non-recurring foreign taxes, interest and penalties and (4) costs related to exit activities.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income (loss) and net income (loss) per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Director, Investor Relations

(212) 219-8555 x1004

IR@xogrp.com